THIRD AMENDMENT

This THIRD AMENDMENT (“Amendment”) dated as of October 31, 2012 (the “Effective Date”), is by and among Swift Energy Company, a Texas corporation (“Swift Co”), and Swift Energy Operating, LLC, a Texas limited liability company (“Swift LLC”; and together with Swift Co, individually, a “Borrower” and, collectively, the “Borrowers”), the Lenders party hereto, and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).
WHEREAS, the Borrowers, the lenders from time to time party thereto (the “Lenders”), and the Administrative Agent are parties to the Second Amended and Restated Credit Agreement dated as of September 21, 2010, as amended by the First Amendment and Consent thereto dated as of May 12, 2011 and the Second Amendment thereto dated as of October 2, 2012 (as so amended, and as further amended, restated or otherwise modified from time to time, the “Credit Agreement”); and
WHEREAS, the parties hereto have agreed to make certain amendments to the Credit Agreement as provided for herein;
NOW THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
AGREEMENT
Section 1.    Defined Terms. Unless otherwise defined in this Amendment, each capitalized term used in this Amendment has the meaning given such term in the Credit Agreement.
Section 2.    Amendments to the Credit Agreement.
(a)    The cover page to the Credit Agreement is hereby amended by replacing references to the Co-Syndication Agents and Co-Documentation Agents with the following:
WELLS FARGO BANK, N.A.,
AS SYNDICATION AGENT
COMPASS BANK AND ROYAL BANK OF CANADA,
AS CO-DOCUMENTATION AGENTS
(b)    The introductory paragraph to the Credit Agreement is hereby amended by replacing “BNP PARIBAS AND WELLS FARGO BANK, N.A., as Co-Syndication Agents, and BANK OF SCOTLAND PLC AND SOCIETE GENERALE, as Co-Documentation Agents” with “WELLS FARGO BANK, N.A., as Syndication Agent, and COMPASS BANK AND ROYAL BANK OF CANADA, as Co-Documentation Agents”.

(c)    The pricing grid in the definition of “Applicable Margin” in Section 1.1 of the Credit Agreement is hereby restated in its entirety as follows:

Borrowing Base Usage	Eurodollar Rate Loans	Alternate Base Rate Loans	Commitment Fee
>90%	2.50%	1.50%	0.500%
<90% and >75%	2.25%	1.25%	0.500%
<75% and >50%	2.00%	1.00%	0.500%
<50% and >25%	1.75%	0.75%	0.375%
<25%	1.50%	0.50%	0.375%

(d)    The definition of “Final Maturity” in Section 1.1 of the Credit Agreement is hereby restated in its entirety as follows:
“Final Maturity” shall mean November 1, 2017.
(e)    The definition of “Maximum Commitment Amount” in Section 1.1 of the Credit Agreement is hereby restated in its entirety as follows:
“Maximum Commitment Amount” shall mean the lesser of (a) the Maximum Facility Amount and (b) $450,000,000, as it may be increased from time to time pursuant to Section 2.26(g).
(f)    Section 1.1 of the Credit Agreement is hereby amended by adding the following new defined term in its appropriate alphabetical order:
“Release Price” shall mean, with respect to any sale by any Borrower or Guarantor of Oil and Gas Properties which are included in the calculation of the Borrowing Base, the price determined by the Required Lenders in their discretion based upon the loan value of such Oil and Gas Properties that the Required Lenders in their discretion (using such methodology, assumptions and discount rates as such Lenders customarily use in assigning loan value to Oil and Gas Properties) assign to such Oil and Gas Properties as of the time in question; provided that, notwithstanding the foregoing, the Administrative Agent may determine the Release Price (in lieu of a determination by the Required Lenders) in connection with any sale or other transfer of Oil and Gas Properties included in the calculation of the Borrowing Base, the aggregate Release Price of which is less than 5% of the Borrowing Base between each scheduled Borrowing Base determination pursuant to Section 2.11. In the event the Required Lenders are required to determine a Release Price and cannot agree on such Release Price, the Release Price shall be set on the basis of the weighted (based on the Percentage Share of each Lender) arithmetic average of the Release Price as determined by each individual Lender. To assist the Administrative Agent or the

Required Lenders, as applicable, in making a determination of the Release Price, the applicable Borrower or Guarantor shall furnish to the Administrative Agent a breakout from the most recent Reserve Report provided to the Lenders showing the value given to such Oil and Gas Properties being sold or transferred, together with any and all other information pertaining thereto as the Administrative Agent may request.
(g)    Clause (e) of Section 2.11 of the Credit Agreement (Borrowing Base Determinations) is hereby amended and restated in its entirety as follows:
(e)    In connection with any sale or other transfer by any Borrower or any Guarantor of Oil and Gas Properties which are included in the calculation of the Borrowing Base, the aggregate Release Price of which equals or exceeds 5% of the Borrowing Base between each scheduled Borrowing Base determination pursuant to Section 2.11, the Borrowing Base shall be automatically reduced by an amount equal to 100% of the aggregate Release Price of the sold properties.
(h)    Clause (e) of Section 6.4 of the Credit Agreement (Sales of Properties; Leasebacks) is hereby amended and restated in its entirety as follows:
(e)    the sale or other disposition of Oil and Gas Properties included in the calculation of the Borrowing Base, the aggregate Release Price of which does not exceed 10% of the Borrowing Base between each scheduled Borrowing Base determination pursuant to Section 2.11; provided that (i) no Default or Event of Default has occurred and is continuing and (ii) the sum of the Loan Balance and the L/C Exposure does not exceed the Borrowing Base before or after giving effect to such disposition, any automatic reduction in the Borrowing Base pursuant to Section 2.11(e) and any mandatory prepayment pursuant to Section 2.12(b); and
(i)    Exhibit V to the Credit Agreement is hereby replaced in its entirety with Exhibit V attached hereto.
Section 3.    Borrowing Base Redetermination. The Administrative Agent hereby notifies the Borrowers, and the undersigned Lenders hereby agree and acknowledge, that the amount of the Borrowing Base has been redetermined by the Administrative Agent and the Lenders in accordance with Section 2.11(b) and (c) of the Credit Agreement, and has been set by the Administrative Agent and the Lenders at $450,000,000, effective as of the Effective Date. The Borrowing Base shall remain in effect at such level until the Borrowing Base is redetermined in accordance with the terms of Section 2.11 of the Credit Agreement.
Section 4.    Assignment and Assumption; Exiting Lender.
(a)    For an agreed consideration, each of JPMorgan Chase Bank, N.A., Wells Fargo Bank, N.A., Comerica Bank and Bank of Scotland PLC (each, an “Assignor”) hereby irrevocably sells and assigns to each of Compass Bank, Royal Bank of Canada, Amegy Bank National Association, U.S. Bank National Association, Branch Banking & Trust Company, Canadian Imperial Bank of Commerce, Union Bank, N.A. and Whitney Bank, (each, an “Assignee”), and each Assignee hereby irrevocably purchases and assumes from the respective Assignors, subject to and in accordance with this Section 4 and the Credit Agreement, as of the Effective Date (i) all of the respective Assignors’ rights and obligations in their respective capacities as Lenders under the Credit Agreement and any other documents or instruments delivered pursuant thereto (including without limitation any participations in any Letters of Credit) that would result in the Assignors and the Assignees having the respective Facility Amounts set forth in Exhibit V attached hereto and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the respective Assignors (in their respective capacities as Lenders) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by any Assignor to any Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as an “Assigned Interest”). Each such sale and assignment is without recourse to any Assignor and, except as expressly provided in this Amendment, without representation or warranty by any Assignor. It is understood and agreed that the rights and obligations of the Assignors and the Assignees, respectively, under this Section 4 are several and not joint.
(b)     Each Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the relevant Assigned Interest, (ii) such Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of any Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by any Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
(c)     Each Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 9.1(b)(iii), (v) and (vi) of the Credit Agreement (subject to such consents, if any, as may be required under Section 9.1(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the relevant Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.2 and 5.3 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this

Amendment and to purchase such Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Amendment and to purchase such Assigned Interest, and (vii) if it is a Foreign Lender, it has delivered to the Administrative Agent any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by such Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, any Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
(d)    From and after the Effective Date, the Administrative Agent shall make all payments in respect of each Assigned Interest (including payments of principal, interest, fees and other amounts) to the relevant Assignor for amounts which have accrued to but excluding the Effective Date and to the relevant Assignee for amounts which have accrued from and after the Effective Date.
(e)    Effective as of the Effective Date after giving effect to the assignment and assumption in this Section 4, Bank of Scotland PLC (the “Exiting Lender”) shall cease to be a Lender under the Credit Agreement, shall have no Facility Amount under the Credit Agreement, and shall relinquish its rights (provided that it shall still be entitled to any rights of indemnification in respect of any circumstance or event or condition arising prior to the Effective Date) and be released from its obligations under the Credit Agreement and the other Loan Documents.
Section 5.    Flood Insurance Regulation. Notwithstanding any provision in any Mortgage to the contrary, in no event is any Building (as defined in the applicable Flood Insurance Regulation) or Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Regulation) included in the definition of “Mortgaged Property” in any Security Instrument and no Building or Manufactured (Mobile) Home shall be encumbered any such Security Instrument. As used herein, “Flood Insurance Regulations” shall mean (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (iii) the National Flood Insurance Reform Act of 1994 (amending 42 USC 4001, et seq.), as the same may be amended or recodified from time to time, (iv) the Flood Insurance Reform Act of 2004 and (v) any regulations promulgated under any of the foregoing statutes.
Section 6.    Conditions to Effectiveness. This Amendment shall become effective as of the Effective Date upon the satisfaction of the following conditions precedent:
(a)    the Administrative Agent shall have received counterparts hereof duly executed by each Borrower, the Administrative Agent and each of the Lenders;
(b)    the Administrative Agent shall have received counterparts of the attached Acknowledgment and Reaffirmation duly executed by each Guarantor;

(c)    a Note payable to the order of each Lender in the amount of its Facility Amount as set forth Exhibit V, if requested pursuant to Section 2.8(a) of the Credit Agreement; and
(d)    the Borrowers shall have paid all fees and expenses required to be paid on the Effective Date pursuant to the Fee Letter dated as of October 31, 2012 among the Borrowers, the Administrative Agent and the Arranger.
Section 7.    Representations and Warranties. Each Borrower hereby represents and warrants that after giving effect hereto:
(a)    the representations and warranties of the Borrowers contained in the Loan Documents are true and correct in all material respects on and as of the Effective Date, other than those representations and warranties that expressly relate solely to a specific earlier date, which shall remain correct as of such earlier date; and
(b)    no Default or Event of Default has occurred and is continuing.
Section 8.    Effect of Amendment.
(a)    The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender, the Issuing Bank or the Administrative Agent under any of the Loan Documents, nor, except as expressly provided herein, constitute a waiver or amendment of any provision of any of the Loan Documents.
(b)    Upon and after the execution of this Amendment by each of the parties hereto, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified hereby.
(c)    This Amendment is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.
(d)    Except as specifically modified above, the Credit Agreement and the other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.
Section 9.    Governing Law. This Amendment shall be deemed to be made under and shall be construed in accordance with and governed by the laws of the State of Texas without giving effect to principles thereof relating to conflicts of law; provided, however, that Chapter 345 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving triparty accounts) shall not apply.

Section 10.    Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Transmission by facsimile of an executed counterpart of this Amendment shall be deemed to constitute due and sufficient delivery of such counterpart.
Section 11.    ENTIRE AGREEMENT. THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the Effective Date.

BORROWERS: SWIFT ENERGY COMPANY
By:	/s/ Alton D. Heckaman, Jr.
Alton D. Heckaman, Jr.
Executive Vice President and Chief Financial Officer

SWIFT ENERGY OPERATING, LLC
By:	/s/ Alton D. Heckaman, Jr.
Alton D. Heckaman, Jr.
Executive Vice President and Chief Financial Officer

Signature Page to Third Amendment to Second Amended and Restated Credit Agreement
Swift Energy Company and Swift Energy Operating, LLC

ADMINISTRATIVE AGENT, ISSUING BANK AND LENDER: JPMORGAN CHASE BANK, N.A.
By:	/s/ Jo Linda Papadakis
Name:	Jo Linda Papadakis
Title:	Authorized Officer

Signature Page to Third Amendment to Second Amended and Restated Credit Agreement
Swift Energy Company and Swift Energy Operating, LLC

LENDER: WELLS FARGO BANK, N.A.
By:	/s/ Scott Hodges
Name:	Scott Hodges
Title:	Managing Director

Signature Page to Third Amendment to Second Amended and Restated Credit Agreement
Swift Energy Company and Swift Energy Operating, LLC

LENDER: COMPASS BANK
By:	/s/ Dorothy Marchland
Name:	Dorothy Marchland
Title:	Executive Vice President

Signature Page to Third Amendment to Second Amended and Restated Credit Agreement
Swift Energy Company and Swift Energy Operating, LLC

LENDER: ROYAL BANK OF CANADA
By:	/s/ Kristan Spivey
Name:	Kristan Spivey
Title:	Authorized Signatory

Signature Page to Third Amendment to Second Amended and Restated Credit Agreement
Swift Energy Company and Swift Energy Operating, LLC

LENDER: AMEGY BANK NATIONAL ASSOCIATION
By:	/s/ Kenneth R. Batson, III
Name:	Kenneth R. Batson, III
Title:	Vice President, Energy Lending

Signature Page to Third Amendment to Second Amended and Restated Credit Agreement
Swift Energy Company and Swift Energy Operating, LLC

LENDER: COMERICA BANK
By:	/s/ Brenton Bellamy
Name:	Brenton Bellamy
Title:	Assistant Vice President

Signature Page to Third Amendment to Second Amended and Restated Credit Agreement
Swift Energy Company and Swift Energy Operating, LLC

LENDER: U.S. BANK NATIONAL ASSOCIATION
By:	/s/ John C. Lozano
Name:	John C. Lozano
Title:	Vice President

Signature Page to Third Amendment to Second Amended and Restated Credit Agreement
Swift Energy Company and Swift Energy Operating, LLC

LENDER: BRANCH BANKING & TRUST COMPANY
By:	/s/ Parul June
Name:	Parul June
Title:	Vice President

Signature Page to Third Amendment to Second Amended and Restated Credit Agreement
Swift Energy Company and Swift Energy Operating, LLC

LENDER: CANADIAN IMPERIAL BANK OF COMMERCE
By:	/s/ Trudy Nelson
Name:	Trudy Nelson
Title:	Executive Director

By:	/s/ Richard Antl
Name:	Richard Antl
Title:	Director

Signature Page to Third Amendment to Second Amended and Restated Credit Agreement
Swift Energy Company and Swift Energy Operating, LLC

LENDER: UNION BANK, N.A.
By:	/s/ Lara Sorokolit
Name:	Lara Sorokolit
Title:	Vice President

Signature Page to Third Amendment to Second Amended and Restated Credit Agreement
Swift Energy Company and Swift Energy Operating, LLC

LENDER: WHITNEY BANK
By:	/s/ Liana Tchernysheva
Name:	Liana Tchernysheva
Title:	Senior Vice President

Signature Page to Third Amendment to Second Amended and Restated Credit Agreement
Swift Energy Company and Swift Energy Operating, LLC

Solely for purposes of Section 4: EXITING LENDER: BANK OF SCOTLAND PLC
By:	/s/ Julia R. Franklin
Name:	Julia R. Franklin
Title:	Vice President

Signature Page to Third Amendment to Second Amended and Restated Credit Agreement
Swift Energy Company and Swift Energy Operating, LLC

EXHIBIT V
FACILITY AMOUNTS

		Percentage	Percentage
		Share of	Share of
Name of Lender	Facility	Borrowing	Commitment	Percentage
	Amount	Base	Amount	Share

JPMorgan Chase Bank, N.A.	$61,111,111.09	$55,000,000.00	$55,000,000.00	12.222222222%
Wells Fargo Bank, N.A.	$55,555,555.56	$50,000,000.00	$50,000,000.00	11.111111111%
Compass Bank	$55,555,555.56	$50,000,000.00	$50,000,000.00	11.111111111%
Royal Bank of Canada	$55,555,555.56	$50,000,000.00	$50,000,000.00	11.111111111%
Amegy Bank National Association	$38,888,888.89	$35,000,000.00	$35,000,000.00	7.777777778%
Comerica Bank	$38,888,888.89	$35,000,000.00	$35,000,000.00	7.777777778%
U.S. Bank National Association	$38,888,888.89	$35,000,000.00	$35,000,000.00	7.777777778%
Branch Banking & Trust Company	$38,888,888.89	$35,000,000.00	$35,000,000.00	7.777777778%
Canadian Imperial Bank of Commerce	$38,888,888.89	$35,000,000.00	$35,000,000.00	7.777777778%
Union Bank, N.A.	$38,888,888.89	$35,000,000.00	$35,000,000.00	7.777777778%
Whitney Bank	$38,888,888.89	$35,000,000.00	$35,000,000.00	7.777777778%
Bank of Scotland PLC	$0.00	$0.00	$0.00	0.000000000%

Totals:	$500,000,000.00	$450,000,000.00	$450,000,000.00	100.000000000%

ACKNOWLEDGMENT AND REAFFIRMATION

Each of the undersigned (each a “Guarantor” and collectively the “Guarantors”) hereby (i) acknowledges receipt of a copy of the foregoing Third Amendment dated as of October 31, 2012 among Swift Energy Company, Swift Energy Operating, LLC, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent for such lenders (in such capacity, the “Administrative Agent”) and (ii) reaffirms its obligations under the Guaranty Agreement dated as of September 21, 2010 by the Guarantors in favor of the Administrative Agent for the benefit of the Secured Parties (as defined therein).

GASRS LLC
By:	/s/ Bruce H. Vincent
Bruce H. Vincent
President

SWENCO-WESTERN, INC.
By:	/s/ Alton D. Heckaman, Jr.
Alton D. Heckaman, Jr.
Executive Vice President, Chief Financial Officer and Secretary